Exhibit 10.3

FIFTH AMENDMENT

EMPLOYEE SAVINGS AND INVESTMENT PLAN OF LEVI STRAUSS & CO.

WHEREAS, Levi Strauss & Co. (“LS&CO.”) maintains the Employee Savings and Investment Plan of Levi Strauss & Co. (the “Plan”) to provide retirement benefits for its eligible employees; and

WHEREAS, LS&CO. has retained the right to amend the Plan pursuant to Section 17.1 of the Plan; and

WHEREAS, effective for Plan Years beginning on or after November 29, 2004, including any pay period ending during such Plan Years, LS&CO. desires to amend the Plan to revise both the fixed matching contribution and profit sharing contribution, as well as eliminate the variable matching contribution; and

WHEREAS, subject to Plan and Internal Revenue Code limitations, the new matching contribution will equal one hundred percent (100%) of the member’s pre-tax and post-tax contribution up to the first seven and one-half percent (7 1/2%) of the member’s eligible compensation, and the profit sharing contribution will be determined by LS&CO.’s Board of Directors in its sole discretion; and

WHEREAS, LS&CO. further desires to amend the Plan to permit terminated members in the Revised Home Office Pension Plan of Levi Strauss & Co. (the “HOPP”) to roll over into the Plan a vested retirement benefit (as determined by the HOPP) of $5,000 or less; and

WHEREAS, LS&CO. further desires to amend the name of the Plan.

NOW THEREFORE, the Plan is hereby amended, effective as of November 29, 2004, in the following respects:

1.       The Plan is amended to replace all references to “Employee Investment Plan” or “EIP” wherever they appear with “Employee Savings and Investment Plan” or “ESIP,” respectively.

2.	Section 4.8 of the Plan is hereby amended to add the following paragraph to the end thereof:

“For purposes of this Section 4.8, “Eligible Employee” shall also include a former Member who, prior to his or her termination of Service, was a member in the Revised Home Office Pension Plan of Levi Strauss & Co., as amended from time to time (the “HOPP”), and who elected to roll over into the Plan his or her vested HOPP retirement benefit (as determined by the HOPP) of $5,000 or less.”

3.	Section 5.1 of the Plan is hereby amended in its entirety to read as follows:

“5.1 Matching Contributions

(a) For each period during a Plan Year, as determined by the Board of Directors (an “Accumulation Period”), the Company may in its sole and absolute discretion make a Matching Contribution to the Plan on behalf of a Member. The Matching Contribution shall equal one hundred percent (100%) of a Member’s Member Contribution up to seven and one-half percent (7 1/2%) of the Member’s Compensation. A Matching Contribution under this Section 5.1 will be reduced by any amount which cannot be allocated to the Member because of the Maximum Permissible Amount limitation described in Section 12.1.

(b) Form of Matching Contribution. The Matching Contribution will be made in the form of cash.

(c) Notwithstanding the foregoing, if the Company issues a bonus payment under the Levi Strauss & Co. Annual Incentive Plan (“AIP”) in 2005, the Matching Contribution on any portion of the bonus that is deferred under Section 4.1 will be made in accordance with the Matching Contribution formula in effect immediately prior to this amendment.”

4.	Section 5.3 of the Plan is hereby amended in its entirety to read as follows:

“5.3 Deposit with Trustee; Crediting Accounts.

(a) The Matching Contribution under Section 5.1(a) will be paid to the Trustee within a reasonable period of time after the end of the applicable payroll period.

(b) The Matching Contributions under Section 5.1 shall be 100% vested and all interest of the Company shall cease in such contribution once it is received by the Trustee. A Member’s share of the Matching Contribution will be credited to his or her Matching Account.”

5.	Subparagraph 6.1(b) is amended to read as follows:

“(b) Eligibility. No Profit Sharing Contribution will be made for a Plan Year on behalf of a Member unless he or she is an Eligible Employee as of the payroll processing date for such Contribution, or he or she was laid off or retired prior to such payroll processing date.”

6.	Section 6.2 of the Plan is hereby amended to add the following sentence at the end thereof:

“For Profit Sharing Contributions paid on or after November 29, 2004, a Member may no longer elect to receive as a direct cash payment from the Company any amount of the Profit Sharing Contribution otherwise allocable to the Member’s Profit Sharing Account.”

7.	Section 6.3 of the Plan is hereby amended to add the following sentence at the end therof:

“For Profit Sharing Contributions paid on or after November 29, 2004, a Member’s share of the Profit Sharing Contribution may only be credited to his or her Profit Sharing Regular Account.”

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IN WITNESS WHEREOF, the undersigned has caused this Amendment to be executed this 11th day of October, 2004.

LEVI STRAUSS & CO.

By:	/s/ Fred D. Paulenich
Fred D. Paulenich
Senior Vice President of Worldwide Human Resources

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